UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest Event reported): July 29, 2003

BOUNDLESS MOTOR SPORTS RACING, INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	33-5203-D (Commission File Number)	84-0953839 (IRS Employer Identification No.)

2500 McGee Drive, Suite 147
Norman, Oklahoma 73072
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (405) 360-5047

Item 4. Change in Registrants Certifying Accountant.
SIGNATURES

Item 4. Change in Registrants Certifying Accountant.

     (a)(2) Retention of New Independent Accountant

     On June 2, 2004, the Company dismissed BDO Seidman, LLP as the Company’s independent accounting firm. This dismissal was reported by the Company on its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2004.

     On July 29, 2004 the Company’s board of directors authorized and approved the engagement of Murrell, Hall, McIntosh & Co., PLLP as the Company’s new independent accountant. Prior to this engagement, the Company had not consulted Murrell, Hall, McIntosh & Co., PLLP regarding the application of accounting principals as to any specified completed or proposed transaction, or the type of audit opinion that they might render with respect to the Company’s financial statements, nor were they consulted regarding any matter that was the subject of any disagreements (as described in paragraph 304(a)(1)(iv) of Regulation S-K) or any reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: August 6, 2004	BOUNDLESS MOTOR SPORTS RACING, INC.

	By:	/s/ Paul A. Kruger

	Name:	Paul A. Kruger
	Title:	CEO